Exhibit 99
Red Lobster Olive Garden LongHorn Steakhouse The Capital Grille
Bahama Breeze Seasons 52 Eddie V's Yard House
www.darden.com

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011

FOR RELEASE	Contacts:
December 4, 2012	(Analysts) Matthew Stroud	(407) 245-6458
8:30 AM ET	(Media) Rich Jeffers	(407) 245-4189

DARDEN RESTAURANTS ANNOUNCES EXPECTED SECOND QUARTER DILUTED NET EARNINGS PER SHARE AND REVISES FISCAL YEAR 2013 EARNINGS OUTLOOK

ORLANDO, FL, Dec. 4 - Darden Restaurants, Inc. (NYSE: DRI) today reported that it expects diluted net earnings per share from continuing operations of approximately 25 to 26 cents for its fiscal second quarter ended November 25, 2012. The Company reported that it anticipates the transaction and closing costs associated with the purchase of Yard House, USA Inc. will adversely affect diluted net earnings per share from continuing operations for its fiscal second quarter by approximately five cents. Additionally, the Company reported that Hurricane Sandy adversely affected diluted net earnings per share from continuing operations for its fiscal second quarter by approximately one cent.

The Company also reported that it anticipates combined U.S. same-restaurant sales for the second quarter to be approximately -2.7% for Red Lobster, Olive Garden and LongHorn Steakhouse and U.S. same-restaurant sales for the quarter of +0.7% for its Specialty Restaurant Group. Darden estimates U.S. same-restaurant sales for the second quarter will be approximately -0.8%, -2.7% and -3.2% for LongHorn Steakhouse, Red Lobster and Olive Garden, respectively. Darden expects to release final fiscal second quarter sales and earnings results on Thursday, December 20, 2012, before the market opens.

Darden also provided updated sales and earnings expectations for fiscal year 2013. The Company anticipates total sales growth of between +7.5% and +8.5% for the year based upon combined U.S. same-restaurant sales of approximately -1.0% to flat for Red Lobster, Olive Garden and LongHorn Steakhouse, incremental sales starting in fiscal September from the acquisition of Yard House and the opening of approximately 100 net new restaurants in fiscal 2013, not including the initial 40 Yard House restaurants operating at the close of the acquisition. And, the Company expects diluted net earnings per share from continuing operations of $3.29 to $3.49 for fiscal 2013, which includes approximately 8 to 10 cents of transaction and closing costs associated with the purchase of Yard House USA, Inc.

“Our second quarter is an especially value sensitive time of year, and this year's promotional offers were largely consistent in nature with what we've promoted successfully in the past,” said Clarence Otis, Darden's Chairman and Chief Executive Officer. “These promotions did not resonate with financially stretched consumers as well as newer promotions from competitors. Our disappointing results for the quarter point to the need for bolder changes in the promotional approach at our three large brands. So, we are retooling the promotional calendars at Red Lobster, Olive Garden and LongHorn Steakhouse for the balance of the year to ensure they better fit consumers' current financial realities and expectations.”
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“In light of these upcoming changes, we are being cautious about our sales and earnings forecast for the full year,” Otis continued. “Our outlook for the year also reflects the potential impact, though difficult to measure, of recent negative media coverage that focused on Darden within the full-service segment and how we might accommodate healthcare reform.”

“Beyond promotional adjustments, we have been working more comprehensively within specific brands and across the Company to enhance our core menus, service delivery, building design and advertising and we are confident these improvements will enable us to respond successfully to important long-term consumer shifts,” added Mr. Otis. “We are also committed to accommodating healthcare reform in ways that work for our employees and guests. Darden is a strong business which continues to generate solid cash flows that will support appropriate reinvestment in our brands, effective debt management and consistent dividend growth.”

Preliminary Fiscal 2013 September, October and November U.S. Same-Restaurant Sales Results

Darden reported preliminary U.S. same-restaurant sales for the fiscal months of September, October and November as follows:

Olive Garden	September	October	November*
Same-Restaurant Sales	-3.8%	-3.9%	-2.0%
Same-Restaurant Traffic	-7.5%	-8.2%	-4.8%
Pricing	2.0%	2.3%	2.4%
Menu-mix	1.8%	2.0%	0.4%

Red Lobster	September	October	November*
Same-Restaurant Sales	0.4%	-7.0%	-2.8%
Same-Restaurant Traffic	1.3%	-6.1%	-3.3%
Pricing	1.3%	1.3%	1.2%
Menu-mix	-2.2%	-2.2%	-0.7%

LongHorn Steakhouse	September	October	November*
Same-Restaurant Sales	-1.1%	-0.1%	-1.3%
Same-Restaurant Traffic	-1.0%	-0.2%	-0.2%
Pricing	2.0%	2.0%	1.9%
Menu-mix	-2.1%	-1.9%	-3.0%

* Note: Same-restaurant sales results in November were adversely affected by approximately 60 and 20 basis points in November and the full second quarter, respectively, due to Hurricane Sandy which caused approximately 475 days of restaurant closures.

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Darden Restaurants, Inc., (NYSE: DRI), the world's largest full-service restaurant company, owns and operates more than 2,000 restaurants that generate $8.0 billion in annual sales. Headquartered in Orlando, Florida and employing more than 185,000 people, Darden is recognized for a culture that rewards caring for and responding to people. In 2012, Darden was named to the FORTUNE “100 Best Companies to Work For” list for the second year in a row. Our restaurant brands - Red Lobster, Olive Garden, LongHorn Steakhouse, The Capital Grille, Bahama Breeze, Seasons 52, Eddie V's and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Forward-looking statements in this news release regarding our expected earnings per share and U.S. same-restaurant sales for the fiscal year, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements.  By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, failure to successfully integrate the Yard House business and the additional indebtedness incurred to finance the Yard House acquisition, our plans to expand our newer brands like Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property,  a possible impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

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